SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 22, 2003
(Date of earliest event reported)

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.      Other Events

On January 22, 2003, ONEOK, Inc. (“the Company”) priced its concurrent public offerings of common stock and equity units. The Company will issue 12 million shares of common stock at $17.19 per share and will issue $350 million in equity units, both pursuant to an effective shelf registration statement. The equity units carry a cash coupon of 8.5 percent and were issued with a maximum premium of 20 percent over the January 22, 2003, per share closing price of the Company’s common stock, which was $17.19. The offerings are subject to customary closing conditions and over-allotment options. The offerings are expected to close on January 28, 2003. The joint book–running managers for both offerings are Banc of America Securities LLC, UBS Warburg LLC and J.P. Morgan Securities Inc.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements of Businesses Acquired
Not applicable.

(b)    Pro Forma Financial Information
Not applicable.

(c)    Exhibits
99.1 Press	release issued by ONEOK, Inc. dated January 22, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 23, 2003
ONEOK, Inc.

By:	/s/ Jim Kneale
Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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